                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                Stepan Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                STEPAN COMPANY

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be held on May 9, 2000
                                 at 9:00 a.m.

To the Stockholders:

   Notice is hereby given that the Annual Meeting of Stockholders of STEPAN COMPANY will be held at the Company's Administrative and Research Center at Edens Expressway and Winnetka Road, Northfield, Illinois, on Tuesday, May 9, 2000, at 9:00 a.m., for the following purposes:

    1. To elect two Directors to the Board.

    2. To approve the adoption of the Stepan Company 2000 Stock Option
       Plan.

    3. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for 2000.

    4. To transact such other business as may properly come before the meeting.

   The Board of Directors has designated the close of business on March 10, 2000, as the record date for determining holders of 5 1/2% Convertible Preferred Stock and Common Stock entitled to notice of and to vote at the meeting.

   A copy of the Company's Annual Report for the year 1999 is enclosed with this notice.

                                          By Order of the Board of Directors

                                          JEFFREY W. BARTLETT
                                                Secretary

Northfield, Illinois
March 30, 2000

   The Board of Directors of the Company extends a cordial invitation to all stockholders to be present at the meeting. If you do not plan to attend the meeting, please mark, sign and mail the enclosed proxy card in the return envelope provided as promptly as possible. If you plan to attend the meeting, it will be necessary to obtain an admission card and a request form is also enclosed. An admission card will be issued upon request in the name of each stockholder of record. Each admission card is valid only for the admission of the stockholder of record or bona fide beneficial owner or a designated proxy. Bona fide beneficial owners of shares that are registered in the name of a broker or other nominee should bring proof of beneficial ownership. No other persons will be admitted to the Annual Meeting of Stockholders.

                                                                 March 30, 2000

                                PROXY STATEMENT

                   For the Annual Meeting of Stockholders of

                                STEPAN COMPANY

                      Edens Expressway and Winnetka Road
                          Northfield, Illinois 60093

                    To be held at 9:00 a.m. on May 9, 2000

   The enclosed proxy is solicited by the Board of Directors of the Company and the entire expense of solicitation will be borne by the Company. Such solicitation is being made by mail and the Company may also use its Officers and its regular employees to solicit proxies from stockholders personally or by telephone or letter. Arrangements will be made with the brokers, custodians, nominees, or other fiduciaries who so request for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in that connection.

   At the close of business on March 10, 2000, the record date for the meeting, there were 600,083 shares of 5 1/2% Convertible Preferred Stock ("Preferred Stock") outstanding, each share of which is convertible into
1.14175 shares of Common Stock and is entitled to 1.14175 votes on each matter to be voted on at the meeting, and, assuming the Preferred Stock were converted, there would be 9,803,232 shares of Common Stock outstanding, each share of which is entitled to one vote on each matter to be voted on at the meeting.

   This proxy statement and proxy are being sent or given to stockholders commencing on March 30, 2000. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy.

                            PRINCIPAL STOCKHOLDERS

   As of March 10, 2000, the only persons known to the Company to beneficially own more than five percent of the Company's Common Stock were the following:

                         Number of Shares of Common Stock
                             Beneficially Owned(2)(9)
                         -------------------------------------------------            Percentage of
                            Voting and Investment Power                                Outstanding
                         -------------------------------------------------    Total     Shares of
Name(1)                        Sole                          Shared          Shares   Common Stock
-------                  -----------------               -----------------  --------- -------------
F. Quinn Stepan(4)......         1,881,114(6)(7)(10)(11)         612,217(3) 2,493,331     25.4%
Plan Committee for
 Stepan Company
 Qualified Plans........           907,004(5)(8)                              907,004      9.2%
Paul H. Stepan(4).......            16,226                       612,217(3)   628,443      6.4%
Dimensional Fund
 Advisors Inc...........           604,700(12)                                604,700      6.1%

   As of March 10, 2000, the only persons known to the Company to beneficially own more than five percent of the Company's Preferred Stock were the following:

                         Number of Shares of Preferred Stock
                                Beneficially Owned(2)
                         ------------------------------------------             Percentage of
                             Voting and Investment Power                         Outstanding
                         ------------------------------------------     Total     Shares of
Name(1)                        Sole                    Shared          Shares  Preferred Stock
-------                  -----------------       ------------------    ------- ---------------
F. Quinn Stepan(4)......            12,812                  166,480(3) 179,292      29.8%
Paul H. Stepan(4).......             6,211                  166,480(3) 172,691      28.7%
Plan Committee for
 Stepan Company
 Qualified Plans........            96,728(5)(8)                        96,728      16.1%
Mary Louise Wehman(4)...            89,684                              89,684      14.9%
John Stepan(4)..........            84,312                              84,312      14.0%
Charlotte Stepan
 Flanagan(4)............            35,244                              35,244       5.8%

--------
 (1) Except as otherwise set forth herein, the address of all persons named is Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.
 (2) Represents number of shares beneficially owned as of March 10, 2000. Number of shares owned includes shares held by the spouses of F. Quinn Stepan and Paul H. Stepan and shares held by the persons listed in the table, as trustee or custodian for the benefit of children where the trustee or custodian has voting or investment power.
 (3) F. Quinn Stepan and Paul H. Stepan are managing partners of a family-owned limited partnership which is the sole general partner in another family-owned limited partnership which owns 422,139 shares of Common Stock and 166,480 shares of Preferred Stock. The shares owned by the partnership are included in the tables for both F. Quinn Stepan and Paul H. Stepan.
 (4) F. Quinn Stepan, Paul H. Stepan, John Stepan, Mary Louise Wehman and Charlotte Stepan Flanagan are the children of the late Mary Louise Stepan.
 (5) The members of the Plan Committee are J. A. Hartlage, W. J. Klein and F.
     Q. Stepan, Jr., all of whom are employees of the Company.
 (6) Includes 4,441 shares of Common Stock allocated to F. Quinn Stepan under the Employee Stock Ownership Plan.
 (7) Includes 483,686 shares which F. Quinn Stepan has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company's stock option plans.
 (8) Represents shares held by Citibank, F.S.B. ("Citibank") as Trustee for the Company's Trust for Qualified Plans. Citibank is also the Trustee for the Company's Employee Stock Ownership Plan. Citibank expressly denies any beneficial ownership in the securities of these Plans.
 (9) Includes the number of shares of Common Stock which the specified person has the right to acquire by conversion of Preferred Stock beneficially owned by such person.
(10) Includes 255,445 shares of Common Stock credited to F. Quinn Stepan's stock account under the 1992 Management Incentive Plan. Under the 1992 Management Incentive Plan, amounts credited to an employee's stock account at termination of his employment may be paid in Common Stock at the employee's election.
(11) Mr. F. Quinn Stepan is the sole executor of the estate of Mary Louise Stepan. As of March 10, 2000, there were 154,902 shares of Common Stock held by the estate of Mary Louise Stepan. The shares owned by the estate of Mary Louise Stepan are not included in the tables for F. Quinn Stepan.
(12) Dimensional Fund Advisors Inc. ("Dimensional"), 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over 604,700 shares of

    Company stock as of December 31, 1999. These shares are owned by the Funds. Dimensional disclaims beneficial ownership of all such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's Officers and Directors, and persons who own more than 10 percent of the Company's Common Stock or Preferred Stock, to file reports of beneficial ownership and changes in beneficial ownership of the Common Stock or Preferred Stock with the Securities and Exchange Commission, the New York Stock Exchange, the Chicago Stock Exchange and the Company. Based solely upon a review of the copies of such forms received by it during or with respect to its most recent fiscal year, or written representations from certain reporting persons, the Company believes that Paul H. Stepan filed two late reports of two transactions.

                             ELECTION OF DIRECTORS

   The persons named in the enclosed Proxy will vote for the election of the nominees named below as Directors of the Company to hold office until the Annual Stockholders' Meeting to be held in the year 2003.

   Under the Company's Certificate of Incorporation and By-laws, Directors are elected by a plurality of the voting power of the shares of Preferred Stock and Common Stock present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class. The outcome of the election will not be affected by shares that withhold authority to vote in the election.

   In the event any one or more of such nominees shall be unable to serve as Director, votes will be cast, pursuant to the authority granted in the enclosed Proxy, for such person or persons as may be designated by the Board of Directors. The Board of Directors at this time is not aware of any nominee who is or will be unable to serve as Director, if elected.

Nominees For Director

   The following table sets forth certain information about the nominees for
Director:

                                Principal Occupation and
                                   Business Experience
                                         During              Year of    Number and Percent
                                  the Past Five Years,        First    of Shares of Common
                                          Other            Election as  Stock Beneficially
 Name of Nominee                  Directorships and Age     Director         Owned (1)
 ---------------                ------------------------   ----------- -----------------------
 Robert D. Cadieux............. Private Investor. From        1992         28,213(2)      *
                                1993 to January 1995,
                                President and Chief
                                Executive Officer of Air
                                Liquide America
                                Corporation, a
                                manufacturer of
                                industrial gases. From
                                1991 to 1993, Executive
                                Vice President of Amoco
                                Corporation. From 1983
                                to 1991, President of
                                Amoco Chemical Company.
                                Trustee of Illinois
                                Institute of Technology.
                                Age--62

 Paul H. Stepan . . . . . . . . Chairman of SA Inc., a        1977        628,443(2)    6.4%
                                real estate development                          (3)
                                firm. President and                              (4)
                                Director of Paul Stepan
                                & Associates, Inc., a
                                real estate development
                                firm, since June 1985.
                                General Partner of
                                Stepan Venture which is
                                involved in various
                                venture capital
                                investments. Executive
                                Director, Mesirow
                                Financial, an investment
                                banking operation, from
                                1993 to May 1998.
                                Age--56

   * Less than one percent of outstanding shares.
--------
(1) Represents number of shares beneficially owned as of March 10, 2000. Number of shares includes shares owned by the spouse of a Director and shares held by a Director or their spouse as trustee or custodian for the benefit of minor children where the trustee or custodian has voting or investment power.
(2) Includes 6,176 shares that such Director has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company's stock option plan.
(3) See Note (3) to tables under Principal Stockholders.
(4) See Note (9) to tables under Principal Stockholders.

Directors Whose Terms Continue

   The following table sets forth certain information about those Directors who are not up for reelection as their term of office does not expire this year:

                     Principal Occupation and
                        Business Experience
                              During              Year of            Number and Percent of
                       the Past Five Years,        First               Shares of Common
                               Other            Election as  Term     Stock Beneficially
 Name of Director      Directorships and Age     Director   Expires        Owned (1)
 ----------------    ------------------------   ----------- ------- -------------------------
 Thomas F. Grojean.. Chairman and Chief            1977      2002        42,074(2)   *
                     Executive Officer of
                     Burlington Motor
                     Carriers, Inc. Chairman,
                     Chief Executive Officer
                     and sole owner of
                     Schanno Transportation,
                     Inc. Both firms are
                     nationwide truckload
                     freight carriers.
                     Age--61

 James A. Hartlage.. Senior Vice President--       1984      2002     1,053,284(3) 10.7%
                     Technology and                                            (4)
                     Operations of the                                         (8)
                     Company since 1995;                                      (11)
                     Senior Vice President--
                     Technology of the
                     Company from 1992 to
                     1995.
                     Age--62

 Robert G. Potter .. Chairman and Chief            1995      2001         8,404(5)   *
                     Executive Officer of
                     Solutia Inc., the former
                     chemical businesses of
                     Monsanto Company, from
                     1997 to 1999. Chief
                     Executive of the
                     chemical businesses of
                     Monsanto Company from
                     1986 to 1997. Executive
                     Vice President of
                     Monsanto Company from
                     1990 to 1997 and an
                     Advisory Director of
                     Monsanto Company from
                     1986 to 1997. Director
                     of Solutia Inc. and
                     Southdown, Inc.
                     Age--60

 F. Quinn Stepan ... Chairman and Chief            1967      2001     2,493,331(7) 25.4%
                     Executive Officer of the                                  (9)
                     Company since November                                   (10)
                     1984. President and                                      (11)
                     Chief Operating Officer                                  (12)
                     of the Company from 1973                                 (13)
                     to February 1999.
                     Age--62


                            Principal Occupation and      Year of           Number and Percent of
                           Business Experience During      First              Shares of Common
                              the Past Five Years,      Election as  Term    Stock Beneficially
 Name of Director         Other Directorships and Age    Director   Expires       Owned (1)
 ----------------         ---------------------------   ----------- ------- -------------------------
 F. Quinn Stepan, Jr.....   President and Chief            1999      2002     1,110,670(3) 11.3%
                            Operating Officer of the                                   (6)
                            Company since February                                     (8)
                            1999; Vice President and
                            General Manager-
                            Surfactants of the
                            Company from 1997 to
                            1999; Vice President,
                            Global Laundry and
                            Cleaning Products of the
                            Company from 1996 to
                            1997; Director-Business
                            Management of the
                            Company from 1992 to
                            1996. Director of
                            Transport Capital LLC.
                            Age--39

   * Less than one percent of outstanding shares.
--------
 (1) See Note (1) to table under Nominees for Director.
 (2) Includes 6,176 shares that such Director has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company's stock option plan.
 (3) Includes all shares deemed beneficially owned by the Plan Committee, of which J.A. Hartlage and F.Q. Stepan, Jr. are members. The Plan Committee selects the investment manager of the Stepan Company Trust for Qualified Plans under the terms of a Trust Agreement dated June 1, 1996, with Citibank, F.S.B. See Principal Stockholders.
 (4) Includes 88,516 shares of Common Stock which J.A. Hartlage has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company's stock option plan and 2,611 shares allocated to J.A. Hartlage under the Employee Stock Ownership Plan.
 (5) Includes 3,744 shares that such Director has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company's stock option plan.
 (6) Includes 86,145 shares of Common Stock which F. Quinn Stepan, Jr. has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company's stock option plan, 1,041 shares allocated to F. Quinn Stepan, Jr. under the Employee Stock Ownership Plan, and 10,777 shares credited to F. Quinn Stepan, Jr.'s stock account under the 1992 Management Incentive Plan. F. Quinn Stepan, Jr. is the son of F. Quinn Stepan and the nephew of Paul H. Stepan.
 (7) See Note (3) to tables under Principal Stockholders.
 (8) See Note (5) to tables under Principal Stockholders.
 (9) See Note (6) to tables under Principal Stockholders.
(10) See Note (7) to tables under Principal Stockholders.
(11) See Note (9) to tables under Principal Stockholders.
(12) See Note (10) to tables under Principal Stockholders.
(13) See Note (11) to tables under Principal Stockholders.

Stock Ownership of Directors and Officers

   The following table sets forth as of the close of business on March 10, 2000, the stock ownership of those Officers listed in the Compensation Table who are not Directors and the stock ownership of Directors and Officers as a group on such date:

                                                Number and Percent of Shares
                                                      of Common Stock
           Name                                    Beneficially Owned(1)
           ----                                 ----------------------------
      Ronald L. Siemon.........................           76,875(2)           *
      M. Mirghanbari...........................           91,239(3)           *
      All Directors and Officers(4)............        4,168,289           42.5%

   *Less than one percent of outstanding shares.
--------
(1) Number of shares for each Officer (and Directors and Officers as a group) includes (a) shares owned by the spouse of the Director or Officer and shares held by the Director or Officer or his spouse as trustee or custodian for the benefit of minor children where the trustee has voting or investment power and (b) shares of Common Stock which may be acquired within 60 days through the exercise of stock options granted pursuant to the Company's stock option plans or conversion of Preferred Stock.
(2) Includes 1,707 shares allocated to Ronald L. Siemon under the Employee Stock Ownership Plan, 46,252 shares that Ronald L. Siemon has the right to acquire under a stock option plan, and 11,395 shares credited to Ronald L. Siemon's stock account under the 1992 Management Incentive Plan.
(3) Includes 1,921 shares allocated to M. Mirghanbari under the Employee Stock Ownership Plan and 67,137 shares that M. Mirghanbari has the right to acquire under stock option plans.
(4) As of March 10, 2000, all Directors and Officers as a group beneficially owned 186,003 shares of Preferred Stock, which represented 30% of the outstanding Preferred Stock and were convertible into 212,368 shares (2.1%) of Common Stock. As of March 10, 2000, Company-employed Directors and Officers as a group had the right to acquire 867,820 shares of Common Stock under stock options exercisable within 60 days, 16,718 shares of Common Stock were allocated to Company-employed Directors and Officers under the Employee Stock Ownership Plan, and 300,260 shares of Common Stock were credited to stock accounts of Company-employed Directors and Officers under the 1992 Management Incentive Plan.

Board of Directors and Committee Meetings

   There were four regular meetings and one special meeting of the Board of Directors during 1999. During 1999, none of the Directors attended fewer than 75 percent of the total number of meetings of the Board of Directors and meetings of committees of the Board of Directors of which such Director was a member.

   The Board of Directors has an Audit Committee consisting of three outside independent Directors which held four meetings in 1999. The functions of the Audit Committee include annual consideration of the selection of independent auditors, meeting with the auditors before the year-end audit to review the proposed scope of work of the audit, meeting with the auditors at the completion of the year-end audit to review the results of the audit, review of the auditors' memorandum setting forth findings and suggestions regarding internal control, financial policies and procedures and management's response thereto, review of the internal audit program of the Company and review of unusual or significant financial transactions. The members of the Audit Committee are Messrs. Cadieux, Grojean and Potter.

   The Board of Directors has a Compensation and Development Committee which held two meetings in 1999. The functions of the Compensation and Development Committee include reviewing the salaries of the Officers of the Company each year, adjusting them as appropriate, approving all management incentive awards and approving proposals for granting of stock options. The members of the Compensation and Development Committee are Messrs. Cadieux, Grojean, Potter and P. Stepan.

   The Board of Directors has no Nominating Committee.

Compensation of Executive Officers and Directors

     The following table sets forth a summary of the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the years indicated.

                                   Annual        Long-Term
                                Compensation    Compensation
                              ----------------- ------------
   Name and Principal                            Awards of      All Other
        Position         Year  Salary   Bonus     Options    Compensation(1)
   ------------------    ---- -------- -------- ------------ --------------
F. Quinn Stepan......... 1999 $483,333 $284,200         -0-     $29,163
 Chairman and CEO        1998  464,000   42,350  48,436 shs      24,872
                         1997  446,333  256,500  65,000 shs      24,457

F. Quinn Stepan, Jr..... 1999 $307,500 $180,810  42,895 shs     $17,420
 President and COO       1998  208,333   29,900  16,145 shs      10,625
                         1997  177,292  100,350  40,000 shs       9,379

James A. Hartlage....... 1999 $277,333 $120,363         -0-     $16,783
 Senior Vice President - 1998  266,667   75,700  12,916 shs      14,332
 Technology and
  Operations             1997  256,667  140,650         -0-      14,103

Ronald L. Siemon........ 1999 $200,333 $113,989         -0-     $12,017
 Vice President and
  General                1998  191,000   90,450  11,302 shs      10,174
 Manager Polymers        1997  180,333   19,850         -0-       9,856

M. Mirghanbari.......... 1999 $207,333 $ 92,263         -0-     $12,554
 Vice President-         1998  199,000   53,500   9,687 shs      10,759
 Manufacturing and       1997  190,333   90,800         -0-      10,524
 Engineering

--------
(1) For 1999, represents awards to each listed individual of a forfeiture allocation of $3 under the Company's Employee Stock Ownership Plan ("ESOP") as well as dividends on shares in each listed individual's ESOP account as follows: Mr. Stepan: $2,845; Mr. Stepan, Jr.: $667; Mr.
    Hartlage: $1,672; Mr. Siemon: $1,094; and Mr. Mirghanbari: $1,251. Also includes awards of $8,726 under the Company's Profit Sharing Plan ("Profit Sharing") as well as awards under the Company's Supplemental Profit Sharing Plan as follows: Mr. Stepan: $17,589; Mr. Stepan, Jr.: $8,024; Mr.
    Hartlage: $6,382; Mr. Siemon: $2,194; and Mr. Mirghanbari: $2,574. The $3 ESOP forfeiture allocation amount and the $8,726 Profit Sharing amount were restricted due to limitations imposed by the Revenue Reconciliation Act of 1993.

   The following table provides information concerning individual grants during 1999 of stock options made to each of the named executive officers.

                       Option Grants in Last Fiscal Year

                                                                          Potential Realizable
                                                                         Value at Assumed Annual
                                                                          Rates of Stock Price
                                                                         Appreciation for Option
                                        Individual Grants                         Term
                          --------------------------------------------- -------------------------
                                       Percent of
                           Number of     Total
                          Securities    Options    Exercise
                          Underlying   Granted to   or Base
                            Options   Employees in   Price   Expiration
          Name            Granted (#) Fiscal Year   ($/Sh)      Date         5%          10%
          ----            ----------- ------------ --------- ---------- ------------ ------------
F. Quinn Stepan.........       -0-           0%          --       --             --           --

F. Quinn Stepan, Jr.....    42,895        66.9%    $23.31250  2-15-09   $    628,888 $  1,593,726

James A. Hartlage.......       -0-           0%          --       --             --           --

Ronald L. Siemon........       -0-           0%          --       --             --           --

M. Mirghanbari..........       -0-           0%          --       --             --           --

   The following additional computations are examples of hypothetical gains by all common stockholders and the above optionees on the same assumptions set forth above, that is, at assumed annual rates of common stock appreciation of 5% and 10%, respectively, for the term of the above options. Such assumed rates are prescribed by rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's Common Stock prices. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown factors.

All common stockholders.       N/A         N/A           N/A      N/A   $143,726,220 $364,230,460

All above optionees.....    42,895        66.9%    $23.31250  2-15-09   $    628,888 $  1,593,726

Above optionees gain as
 % of all stockholders
 gain...................       N/A         N/A           N/A      N/A           0.4%         0.4%

   The following table provides information concerning exercises during 1999 of stock options and as to option values at year-end.

   1999 Aggregated Option Exercises in Last Fiscal Year and Year-End Option
                                    Values

                           Shares              Number of Securities      Value of Unexercised
                          Acquired            Underlying Unexercised    In-the-Money Options at
                             on      Value   Options at 1999 Year-End        1999 Year-End
Name                      Exercise  Realized Exercisable/Unexercisable Exercisable/Unexercisable
----                     ---------- -------- ------------------------- -------------------------
F. Quinn Stepan......... 35,000 shs $542,500    435,250/48,436 shs          $  3,228,408/0
F. Quinn Stepan, Jr.....        -0-      -0-     70,000/59,040 shs           351,939/2,681
James A. Hartlage.......        -0-      -0-     75,600/12,916 shs               534,676/0
Ronald L. Siemon........        -0-      -0-     34,950/11,302 shs               264,694/0
M. Mirghanbari..........  9,500 shs $122,899      57,450/9,687 shs               515,163/0

Directors' Fees

   Directors who are not also Officers of the Company are currently being paid an annual Director's fee of $37,000 plus $1,250 for attendance at each Board of Directors meeting, Audit Committee meeting and Compensation and Development Committee meeting. No such fees are paid to Directors who are also Officers of the Company. Under the Company's 1965 Directors' Deferred Compensation Plan, the Company has entered into agreements with certain of its non-employee Directors under which a Director, at his election, may defer receipt of his Director's fees and such deferred fees are (i) used to purchase shares of the Company's Common Stock and such shares and future distributions thereon are deposited in the Director's account, (ii) credited to the Stepan Company Deferred Income Account, (iii) used to purchase shares of selected publicly-traded mutual funds or (iv) divided equally between the purchase of shares of the Company's Common Stock, the Stepan Company Deferred Income Account and shares of selected publicly traded mutual funds. Funds in the Stepan Company Deferred Income Account may not be used to purchase shares of the Company's Common Stock, but earn interest at the same rate as bonds with a maturity of ten years. At the election of a Director, deferred payments may be made in shares of Stepan Common Stock or cash based on the fair market value of the Director's account at distribution, which commences, depending upon the terms of the agreement with the particular Director, upon retirement as a Director or from active or professional life or at any time between ages 60 to 70, with payments being made periodically over a period of five to ten years.

   In addition, the 1992 Stock Option Plan provides for the granting of a stock option, as of the date of the annual meeting of the Company's stockholders in calendar year 2000 to each non-employee Director serving as a Director of the Company on such date to purchase the number of shares of Common Stock determined by dividing the non-employee Director's annual retainer fee for the applicable year by the fair market value of a share of Common Stock on the date of the grant. The exercise price of each share of Common Stock under a stock option granted to a non-employee Director will be equal to the fair market value of a share of Common Stock on the date of the grant or, if greater, par value. The exercise price may be paid, upon exercise, in cash, in shares of Common Stock or in any combination of cash or Common Stock as the non-employee Director completes two continuous years of service as a non-employee Director following the date of the grant, but not more than ten years after the date of the grant. The 1992 Stock Option Plan sets forth restrictions upon the exercise of stock options by non-employee Directors upon termination of their service by reason of death, disability, retirement or otherwise.

   The Company has a non-qualified, non-funded retirement income plan for the benefit of the non-employee Directors. The plan provides for a benefit after ten years of service of 50 percent of the annual Director's fee at retirement plus two percent for each year served on the Board in excess of ten years with a maximum 25 years credit in excess of ten years. Benefits commence at 70 years of age.

Retirement Plans

   The Company has a non-contributory retirement plan (the "Retirement Plan") covering all salaried employees that provides for a maximum pension benefit equal to 50 percent of the employee's average base compensation, reduced by an amount equal to 50 percent of the employee's primary Social Security benefit at age 65, for employees with 30 years of service who retire at or after age
63. Base compensation is computed on the average base salary for the five highest consecutive earnings years during the last 15 years prior to retirement. The amount of salary taken into account for any year is subject to certain limitations contained in the Internal Revenue Code ($160,000 in 1999, to be indexed in future years for inflation in accordance with IRS regulations, and subject to certain transition rules for prior years in which greater amounts of salary were permitted to be taken into account). The Company also has a non-qualified supplemental retirement plan (the "SERP") for designated executives. The SERP replaces benefits under the qualified plan that would otherwise be denied due to Internal Revenue Code limits on qualified plan benefits. The following table sets forth the maximum annual retirement income payable under the Retirement Plan and the SERP, prior to reduction by an amount equal to 50 percent of projected age 65 Social Security benefits, at age 63 for indicated salaries and lengths of service.

                                                        Years of Service
                                                 -------------------------------
Base Salary                                        15      20      25      30
-----------                                      ------- ------- ------- -------
$160,000........................................  40,000  53,333  66,667  80,000
 200,000........................................  50,000  66,667  83,333 100,000
 300,000........................................  75,000 100,000 125,000 150,000
 400,000........................................ 100,000 133,400 166,600 200,000
 500,000........................................ 125,000 166,667 208,333 250,000

   The years of credited service and the 1999 base salary (determined without regard to the limitation imposed by the Internal Revenue Code) for each of the Officers named in the cash compensation table are as follows:

                                                        Years of
Name of Individual                                  Credited Service Base Salary
------------------                                  ---------------- -----------
F. Quinn Stepan....................................        38         $483,333
F. Quinn Stepan, Jr. ..............................        14          307,500
James A. Hartlage..................................        22          277,333
Ronald L. Siemon...................................        30          200,333
M. Mirghanbari.....................................        30          207,333

                            STOCK PERFORMANCE GRAPH

   The following performance graph compares the yearly change since December 31, 1994, in cumulative return on the Common Stock of the Company on a dividend reinvested basis to the Dow Jones Chemical Industry Index and the Russell 2000 Index. The Dow Jones Chemical Industry Index is a market-capitalization weighted grouping of 20 chemical companies, including major manufacturers of both basic and specialty products. Stepan Company is not included in this Index. The Russell 2000 Index is a market-capitalization weighted grouping of 2,000 small to medium sized companies in a broad range of industries. Stepan Company was a part of the Russell 2000 Index during 1999. The graph assumes $100 was invested on December 31, 1994, and shows the cumulative total return as of each December 31 thereafter.


                       Cumulative Value at December 31*

                         December 31
-----------------------------------------------------------------------------------------
                       1994    1995    1996    1997    1998    1999
-----------------------------------------------------------------------------------------
  Stepan Company      $100.00 $113.75 $143.03 $212.79 $195.03 $175.61
-----------------------------------------------------------------------------------------
  Dow Jones Chemical
   Industry Index     $100.00 $130.94 $163.06 $199.92 $184.04 $232.79
-----------------------------------------------------------------------------------------
  Russell 2000 Index  $100.00 $128.34 $149.52 $182.95 $178.28 $216.19

--------
  *Assumes $100.00 invested on December 31, 1994 in Stepan Company Common Stock, Dow Jones Chemical Industry Index and Russell 2000 Index.

                                  APPROVAL OF
                     STEPAN COMPANY 2000 STOCK OPTION PLAN

Background

   The Board of Directors recommends that the stockholders approve the Stepan Company 2000 Stock Option Plan (the "2000 Plan") which was adopted by the Board of Directors on March 3, 2000, subject to stockholder approval. A copy of the 2000 Plan is included as Exhibit A and the following description is qualified in its entirety by reference to such Exhibit.

   The Board believes that the 2000 Plan will promote the long term financial interests of the Company by attracting and retaining executive, managerial and key employees and Non-Employee Directors of outstanding ability, by providing a competitive compensation program, and by further aligning the interests of participants with those of the Company's stockholders.

The Plan

   Subject to adjustments described below, the 2000 Plan authorizes the award of 1,000,000 shares of the Company's common stock (the "Stock") for stock options, stock appreciation rights and stock awards (collectively referred to as "awards"). Shares issuable under the 2000 Plan may be either authorized and unissued shares or treasury shares. If an award made under the 2000 Plan expires, terminates, or is canceled or settled in cash without the issuance of shares of Stock covered by the award, those shares will be available for future awards under the 2000 Plan. Awards are not transferable except by will or the laws of descent and distribution or as provided for by the Compensation and Development Committee of the Board of Directors (the "Committee"). No awards may be granted under the 2000 Plan after December 31, 2009.

Administration

   The authority to administer the 2000 Plan is vested in the Committee. None of the members of the Committee is eligible to receive awards under the 2000 Plan except for Non-discretionary Awards (described below). Subject to the terms of the 2000 Plan and except with respect to Non-discretionary Awards, the Committee has the authority to select employees to receive awards, to determine the time and type of awards, the number of shares covered by the awards, and the terms and conditions of such awards. In making such determinations, the Committee may take into account the employee's contribution and potential contribution to the Company and any other factors the Committee considers relevant. The recipient of an award has no choice whether the award will be in the form of a stock option, a stock appreciation right or a stock award. Based on the Company's experience under the 1982 and 1992 Stock Option Plans, it is not contemplated that stock appreciation rights will be granted under the 2000 Plan, but provision for such grants is being made under the 2000 Plan to provide flexibility in the event that, at some future date, the Committee determines such grants to be in the best interest of the Company or participants. In addition, the Committee has authorized, in its sole discretion, the award of stock awards as described more fully below. The Committee is authorized to establish rules and regulations and make all other determinations that may be necessary or advisable for the administration of the 2000 Plan.

Participation

   Participants in the Plan will consist of Non-Employee Directors and such executive, managerial and key employees of the Company as the Committee may select from time to time. In view of the discretionary authority vested in the Committee and the variable elements in the calculation of Non-discretionary Awards, it is not possible to estimate the number of shares that may be subject to awards with respect to any individual or group of individuals. Although no determination has been made as to the number of employees, including officers, who will be eligible for awards under the 2000 Plan, based on the Company's experience under the 1982 and 1992 Plans, it is estimated that at least 35 officers and employees of the Company will be eligible to be considered for awards under the 2000 Plan. Four non-employee Directors will be eligible for awards under the 2000 Plan. As of March 30, 2000, no awards have been made under the 2000 Plan.

Awards to Employees

   Stock Options. A stock option entitles the employee to purchase shares of Stock at a price and upon the terms established by the Committee at the time of the grant. Stock options may be granted to employees for a term of up to 10 years with an exercise price to be established by the Committee at not less than the fair market value of the Stock on the date of the grant or, if greater, par value. Subject to an individual limit for each employee, the 2000 Plan authorizes the grant of both non-qualified stock options ("NQOs") and incentive stock options ("ISOs") to employees, in the discretion of the Committee, provided that the aggregate value (determined at the time of the grant) of the Stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year may not exceed $100,000. However, in no event shall more than 350,000 ISOs be issued under the 2000 Plan. Stock options granted to employees under the 2000 Plan may be exercised at any time during the exercise period established by the Committee, except that no option may be exercised before the employee completes two continuous years of employment following the date of grant. The 2000 Plan sets forth restrictions upon the exercise of stock options upon termination of employment by reason of death, disability, retirement or otherwise. The Committee may permit the exercise price of options to be paid in cash, in shares of Stock, or in any combination of cash and Stock.

   Stock Appreciation Rights. Stock appreciation rights ("SARs") entitle the employee to receive an amount equal to the difference between the fair market value of a share of Stock at the time the SAR is exercised and the exercise price specified by the Committee at the time the SAR is granted, which exercise price cannot be less than the fair market value on the date the SAR is granted. SARs may be granted in tandem with or independently of a stock option. SARs granted in tandem with a stock option are exercisable at the time and at the exercise price at which the related stock option is exercisable. SARs granted independently of a stock option are exercisable at the time and at the price established by the Committee. However, no SAR may be exercisable before the employee completes two continuous years of employment with the Company following the date of grant, or more than 10 years after the date of grant. Exercise of an SAR granted in tandem with a stock option requires the surrender of the tandem option, and the exercise of a stock option requires the surrender of any tandem SAR. The Committee has discretion to determine whether the exercise of an SAR will be settled in cash, in Stock, or in a combination of cash and Stock. The 2000 Plan sets forth restrictions upon the exercise of SARs upon termination of employment by reason of death, disability, retirement or otherwise.

   Stock Awards. A stock award is a grant of shares of Stock to an employee, the earning, vesting or distribution of which is subject to certain conditions established by the Committee. Stock awards may provide for delivery of the shares of Stock at the time of grant or may provide for a deferred delivery date. A stock award may be made in conjunction with a cash-based incentive compensation program maintained by the Company and may be in lieu of cash otherwise awardable under such program. The maximum number of shares of stock awards that may be issued under the 2000 Plan is 350,000. In addition, for those stock awards that are intended to be "Performance-Based Compensation" (as defined under the Internal Revenue Code Section 162(m)), no more than 250,000 shares of Stock may be granted to any one employee during any one calendar year period. The 2000 Plan sets forth restrictions upon the award of stock awards upon termination of employment by reason of death, disability, retirement or otherwise.

Non-discretionary Awards

   Non-Employee Directors. Subject to approval by the Company's stockholders, the 2000 Plan provides that, as of the date of the annual meeting of the Company's stockholders in each of calendar years 2002, 2004, 2006 and 2008, each Non-Employee Director serving as a Director of the Company on such date will be granted a stock option to purchase the number of shares of Stock determined by dividing the Non-Employee Director's annual retainer fee for the applicable year by the fair market value of a share of Stock on the date of the grant.

The option price of each share of Stock under a stock option granted to a Non-Employee Director will be equal to the fair market value of a share of Stock on the date of the grant or, if greater, par value. The option price may be paid, upon exercise, in cash, in shares of Stock or in any combination of cash or Stock as the Non-Employee Director elects. No stock option granted to a Non-Employee Director may be exercised before the Non-Employee Director completes two continuous years of service as a Non-Employee Director following the date of the grant, or more than 10 years after the date of the grant. The 2000 Plan sets forth restrictions upon the exercise of stock options by Non-Employee Directors upon termination of their service by reason of death, disability, retirement or otherwise.

   The stock options awarded to a Non-Employee Director under the 2000 Plan are in addition to the retainer fee that is payable to the Non-Employee Director by the Company in cash. The Company from time to time reviews the adequacy and competitiveness of the amount of the annual retainer fee and makes adjustments as it deems appropriate.

Adjustments

   In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the aggregate number of shares with respect to which awards may be made under the 2000 Plan and the terms and the number of shares of any outstanding award may be equitably adjusted by the Committee in its discretion.

Amendment and Termination

   The Board of Directors may amend or terminate the 2000 Plan at any time, provided that no amendment of the 2000 Plan may (i) increase the number of shares of Stock with respect to which awards may be made (except as described above in "Adjustments"), (ii) be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Stock is listed, or (iii) alter or impair any award previously granted under the 2000 Plan without the consent of the holder thereof.

Federal Income Tax Consequences

   Under present federal income tax laws, awards granted under the Plan will have the following tax consequences:

   The grant of an NQO, ISO or SAR will not result in taxable income to the employee at the time of the grant, and the Company will not be entitled to a deduction at that time.

   An employee generally will realize taxable ordinary income, at the time of exercise of an NQO, in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction.

   The exercise of an ISO generally will not result in taxable income to the employee, nor will the Company be entitled to a deduction at that time. Generally, if the employee does not dispose of the Stock during the applicable holding period, then, upon disposition, any amount realized in excess of the exercise price will be taxed to the employee as capital gain, and the Company will not be entitled to any deduction for federal income tax purposes. If the holding period requirements are not met, the employee will generally realize taxable ordinary income, and a corresponding deduction will be allowed to the Company, at the time of disposition, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. The exercise of an ISO and the disposition of Stock acquired pursuant thereto must be taken into account in computing the employee's alternative minimum taxable income.

   Upon exercise of an SAR, the amount of cash or the fair market value of Stock received will be taxable to the employee as ordinary income, and the Company will be entitled to a corresponding deduction.

   Upon grant of a stock award, the fair market value of the Stock received will be taxable to the employee as ordinary income when the award vests, and the Company will be entitled to a corresponding deduction.

   All taxable income recognized by an employee under the 2000 Plan is subject to applicable tax withholding which may be satisfied, under circumstances set forth in the 2000 Plan, through the surrender of shares of Stock that the employee already owns, or to which the employee is otherwise entitled under the 2000 Plan.

   The reported closing price of the Company's common stock on the New York Stock Exchange--Composite Transactions for March 15, 2000, was $21.6875 per share.

Required Vote for Approval

   The approval by the affirmative votes of the holders of a majority of the outstanding shares of Common Stock present, or represented by proxy, and entitled to vote at the meeting is necessary for the approval of the 2000 Plan.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY'S 2000 STOCK OPTION PLAN.

                               ----------------

             REPORT OF THE COMPENSATION AND DEVELOPMENT COMMITTEE

   The Company's executive compensation program is administered by the Compensation and Development Committee of the Board of Directors, which is composed of the following non-employee Directors: Messrs. Cadieux, Grojean, Potter and P. Stepan. During 1999, Mr. Grojean served as Chairman for the Committee. All issues pertaining to corporate officer compensation are submitted to the Committee for approval prior to implementation. Non-officer compensation for those reporting to the Chief Executive Officer or the President is reviewed by the Committee as requested.

   The Company's guiding philosophy in executive compensation is that:

  (a) The base pay of executive officers should reflect job responsibilities and performance, and should be competitive internally to the like or comparable positions as well as being competitive externally to the like or comparable positions within the chemical industry. To this end, the Company uses job evaluation and measurement techniques consistent with modern industrial practice and sets pay policy in accordance with data supplied by Hay Associates, an independent compensation consulting firm, for base pay trends in the chemical industry.

    Within individual salary ranges, base salary levels for each executive officer are determined in accordance with performance standards set by Company policy, and in compliance with position in the salary range and the merit increase guidelines published annually for all salaried employees. A separate determination is made where an executive officer is promoted or assumes additional responsibilities which may result in an increase in excess of the merit increase guideline.

    During 1999, merit increases for executive officers slightly exceeded the Company's merit guideline and averaged 5.2%. In addition, two executive officers received a promotional increase averaging 40.6%.

    The Chairman and Chief Executive Officer's (CEO) salary range is determined by the same process and procedures as those of other executive officers. The CEO's salary is adjusted by the Committee in accordance with the salary merit increase guideline. During 1999, the CEO's base earnings increased by 4.2% over the prior year.

  (b) The incentive pay of executive officers should be tied directly to the performance of the Company and to the performance of the individual executive against a set of individual performance targets in a given calendar year. In years where the Company performs well against its economic targets, significant performance bonuses may be earned; if targets are not achieved or exceeded, incentive bonuses are proportionately lower or may not be paid at all.

    All executive officers have a minimum of 25% of their incentive bonus based on the performance of the Company overall measured against targets for (a) Net Income and (b) Return on Invested Capital approved by the Committee for each calendar year period. The typical arrangement is that half of the total is measured against Net Income targets and half against targets for overall Corporate Return on Invested Capital.

    In 1999, the Net Income results of the Company, adjusted for the $6.25 million after-tax legal settlement and the $476,000 after-tax early retirement charge, were $28.8 million, which was at the Distinguished level of the incentive target as set by the Committee. As a result, awards were made to executives for this factor for 1999. The average award for executive officers under this factor was 17.8%.

    During 1999, the Company's result measured by Return on Invested Capital was 9.06%, and against the targets was 70% above the Competent level. The average incentive award made to executives for this factor was 10.1%.

    The remainder of each individual executive officer's incentive bonus is based on performance measures set by mutual agreement between the executive and the CEO or the President. During 1999, the average incentive bonus for executive officers under this part of the plan was 18.9%.

    The CEO's and the President's incentive compensation are determined solely by the financial results of the Company for the year. For 1999, an incentive bonus of $284,200 was paid to the CEO and an incentive bonus of $180,810 was paid to the President.

  (c) Executive officers receive stock option grants on a regular schedule to promote retention of proven executives, in recognition of job performance as an encouragement to advance corporate performance results, which in turn enhance the likelihood of increases in the value of Common Stock.

    In even-numbered years, stock options are granted to those executives and executive officers approved by the Committee and identified as having significant impact on the financial results and economic success and well-being of the Company. The size of stock option grants is determined based on job performance and the potential of each executive or executive officer to impact the costs, sales and/or profitability of the Company and may thus contribute to the value of the Common Stock held by stockholders.

    In addition, stock options are granted to executive officers at other times based on other factors that the Committee determines to be relevant. Such actions are occasioned by election, promotion or extraordinary job performance results. During 1999, stock options were granted to two executive officers.

  (d) The Board of Directors believes that ownership of Company stock by executives and executive officers is desirable in order to focus both short and long-term decision making on the best interests of the Company. To this end, during 1999, the Committee maintained the following policy guidelines:

    1. Executive officers of the Company should own a minimum of Company stock approximating two times their annual base salary paid by the Company; and

    2. Other executives (defined as those who are participants in the Company Management Incentive Plan) should own a minimum of Company stock approximating one times their annual base salary paid by the Company.

    Stock may be owned either directly, through the Company Stock Purchase Plan, the Company Employee Stock Ownership Plan, or in shares held in a deferred Management Incentive Plan account. Stock options not exercised are not considered "owned stock" for the purpose of this policy.

    The Committee realizes that time must be allowed to realize this targeted goal, but expects executives and executive officers to achieve such ownership within a three year time frame.

  (e) Under current levels of compensation and because certain plans, including grants under stock option plans prior to May 6, 1997, are "grandfathered" under current IRS regulations, the Company is unlikely to be affected by the one million dollar limit set forth in Section 162(m) of the Internal Revenue Code ("the Code") on the deductibility of compensation for purposes of calculating federal income tax. However, with respect to future years, the Committee intends to consider the application of Section 162(m) of the Code to the Company's compensation plans and practices, and will consider possible changes thereto that may be necessary to qualify future compensation paid to executive officers for deductibility under Section 162(m) of the Code to the extent that such changes would be consistent with the Company's compensation philosophy and in the best interests of the Company.

                                          Robert D. Cadieux
                                          Thomas F. Grojean
                                          Robert G. Potter
                                          Paul H. Stepan

                                     THE COMPENSATION AND DEVELOPMENT COMMITTEE

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   Upon the recommendation of its Audit Committee, the Board of Directors has appointed Arthur Andersen LLP ("Andersen"), independent public accountants, auditors for the Company and its subsidiaries for the year 2000. The Board of Directors recommends to the stockholders that the appointment of Andersen as auditors for the Company and its subsidiaries be ratified. If the stockholders do not ratify the appointment of Andersen, the selection of auditors will be reconsidered by the Audit Committee and the Board of Directors. Representatives of Andersen are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from the stockholders.

                  STOCKHOLDER PROPOSALS--2001 ANNUAL MEETING

   In order for proposals from Company stockholders to be included in the Proxy Statement and Form of Proxy for the 2001 Annual Meeting in accordance with Securities and Exchange Commission Rule 14a-8, the Company must receive the proposals at its administrative offices at Edens Expressway and Winnetka Road, Northfield, Illinois 60093, no later than November 30, 2000.

   A stockholder that intends to present business at the 2001 Annual Meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in the Company's By-laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice thereof, complying with the By-laws, to the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Therefore, because the 2000 Annual Meeting is scheduled for May 9, 2000, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no later than February 8, 2001.

                                 OTHER MATTERS

   In connection with any other business that may properly come before the meeting and of which the Board of Directors is not now aware, votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of a majority of the persons present and acting under the Proxy.

   In order to ensure the presence of the necessary quorum at the Annual Meeting, please mark, sign and return the enclosed Proxy card promptly in the envelope provided. No postage is required if mailed in the United States. Even though you sign and return your Proxy card, you are invited to attend the meeting. As noted on the cover, a ticket will be required for admission and a request form is enclosed.

                                          By order of the Board of Directors

                                          JEFFREY W. BARTLETT
                                                Secretary

Northfield, Illinois
March 30, 2000

                                                                      Exhibit A

                                STEPAN COMPANY

                            2000 STOCK OPTION PLAN

                                   SECTION 1

                                    General

   1.1 Purpose. Stepan Company (the "Company") has established the Stepan Company 2000 Stock Option Plan (the "Plan") as set forth herein to promote the long term financial interests of the Company by (i) attracting and retaining executive, managerial and key employees and directors of outstanding ability;
(ii) providing incentive compensation opportunities in the form of Stock Options, Stock Appreciation Rights and Stock Awards (each as described in
Section 3 and sometimes referred to herein, collectively, as "Awards") that are competitive with those of other major corporations; and (iii) furthering the identity of interests of Participants (as described in Section 2) with those of the Company's stockholders.

   1.2 Effective Date. The Plan shall be effective as of May 9, 2000, upon approval of the holders of a majority of the outstanding shares of stock of the Company present or represented and entitled to vote at the 2000 annual meeting of its stockholders.

   1.3 Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Compensation and Development Committee of the Board of Directors of the Company (the "Committee"). Subject to the express provisions of the Plan, the Committee shall have the full and complete authority: (i) to interpret and construe the provisions of the Plan;
(ii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iii) to select Participants in the Plan for purposes of Awards under
Section 3; (iv) to grant Awards under the Plan in such forms and amounts and subject to such restrictions, limitations and conditions as it deems appropriate, provided that the Committee shall have no authority, power, or discretion to determine the number or timing of Awards granted pursuant to
Section 4 or to alter the terms and conditions of Awards as set forth therein;
(v) to correct any defect or omission and to reconcile any inconsistency in the Plan or in any Award granted hereunder; and (vi) to make all other determinations and to take all other actions as it deems necessary or desirable for the implementation and administration of the Plan. The determination of the Committee on matters within its authority shall be conclusive and binding upon the Company and all other persons.

   1.4 Shares Subject to the Plan. Subject to subsection 1.5, an aggregate of 1,000,000 shares of common stock of the Company ("Stock") shall be available for issuance under the Plan. Such shares shall be either authorized and unissued shares or treasury shares (including, in the discretion of the Board of Directors of the Company, shares purchased in the market) of Stock. If any Awards under the Plan or portion thereof shall expire unexercised, terminate, be surrendered, canceled, settled in cash in lieu of Stock or in such manner that all or some of the shares subject to the Award are not issued to the Participant, such shares shall (unless the Plan shall have terminated) become available for additional Awards under the Plan, except shares withheld pursuant to subsection 5.1.

   1.5 Adjustments to Number of Shares Subject to the Plan. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Option Price of outstanding Stock Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

                                   SECTION 2

                                 Participation

   2.1 Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate from time to time the executive, managerial and key employees of the Company who shall be Participants in the Plan. In making this determination, the Committee shall take into account the employee's contribution and potential contribution to the Company and any other factors that the Committee determines to be relevant. Each member of the Company's Board of Directors who is not otherwise an employee of the Company (a "Non-Employee Director") shall become a Participant in the Plan upon receipt of an Award in accordance with the provisions of Section 4.

                                   SECTION 3

                              Awards to Employees

   3.1 Stock Options. Subject to the terms and conditions of the Plan including the limitations of subsection 3.4, the Committee shall designate the employees to whom options to purchase shares of Stock ("Stock Options") are to be granted under the Plan, and shall determine the number, type and terms of the Stock Options to be granted to each of them. Each Stock Option shall entitle the Participant to purchase shares of Stock upon the terms and conditions and at the price determined by the Committee at the time the Stock Option is granted, subject to the following provisions of this Section 3. Any Stock Option granted under this Section 3 that satisfies all of the requirements of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be designated by the Committee as an "Incentive Stock Option". However, in no event shall more than 350,000 Incentive Stock Options be issued under the Plan. Stock Options that are not so designated or that do not satisfy the requirements of section 422 of the Code shall not constitute Incentive Stock Options and shall be referred to below as "Non-Qualified Stock Options". Shares of Stock purchased pursuant to the exercise of a Non-Qualified Stock Option shall be transferred to the person entitled thereto (i) as soon as practicable after the exercise; or (ii) at the end of such period of deferral as may be specified or permitted by the Committee; provided that, if transfer of shares is made pursuant to this clause (ii), the Committee shall provide that the person entitled to such deferred delivery will earn the right to deferred delivery of additional shares of Stock reflecting the value of dividends on the shares during the deferral period.

   3.2 Option Price. The purchase price of each share of Stock under a Stock Option granted under this Section 3 shall be determined by the Committee at the time of the Award; provided, however, that in no event shall such price be less than the Fair Market Value (as defined in subsection 5.2) of a share of Stock on the date the Stock Option is granted or, if greater, par value. To the extent provided by the Committee, the purchase price of each share of Stock purchased upon the exercise of any Stock Option granted under this
Section 3 shall be paid, at the time of exercise, in cash (including check, bank draft or money order), in shares of Stock (valued at Fair Market Value as of the date of exercise) or in any combination of cash and Stock. In addition, to the extent permitted by the Committee, the Participant may pay the Option Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise. If applicable, separate certificates representing the shares purchased by exercise of Incentive Stock Options and by exercise of Non-Qualified Stock Options shall be delivered to the person entitled thereto as soon as practicable after such exercise.

   3.3 Stock Appreciation Rights. Subject to the limitations of subsection 3.4, the Committee may, in its sole discretion, award "Stock Appreciation Rights" to Participants together with or independently of any Stock Option previously or contemporaneously granted under this Section 3. A Participant who is awarded a Stock Appreciation Right shall be entitled to receive from the Company, at the time such right is exercised, that number of shares of Stock having an aggregate Fair Market Value equal to the product of (i) the number of shares of Stock as to which the Participant is exercising the Stock Appreciation Right, and (ii) the excess of the Fair

Market Value (at the date of exercise) of a share of Stock over the Option Price specified by the Committee at the time of the Award which shall not be less than the Fair Market Value of a share of Stock on the date of such Award. Stock Appreciation Rights shall be exercisable at such times, on such terms, and at such price as the Committee shall determine at the time the award is granted; provided, however, that if a Stock Appreciation Right is granted together with a Stock Option: (i) the Stock Appreciation Right shall be exercisable only to the extent that the related Stock Option is exercisable and at the Option Price of the related Stock Option; (ii) the Stock Appreciation Right shall be canceled to the extent that the related Stock Option is exercised; and (iii) the Stock Option shall be canceled to the extent that the related Stock Appreciation Right is exercised. The Committee, in its sole discretion, may elect to settle all or a portion of the Company's obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash in an amount equal to the Fair Market Value of the shares of Stock it would otherwise be obligated to deliver. In exercising such discretion, the Committee shall take into account the Participant's need to pay taxes arising out of the exercise of the Stock Appreciation Right and the Company's purpose in establishing the Plan to encourage ownership of Stock by Participants.

   3.4 Limitations on Stock Options and Stock Appreciation
Rights. Notwithstanding any other provision of the Plan to the contrary, no Participant shall receive any Award of a Stock Option or Stock Appreciation Right under the Plan to the extent that the sum of:

    (i) the number of shares of Stock subject to such Award; and

    (ii) the number of shares of Stock subject to all other prior Awards of Options and Stock Appreciation Rights under the Plan during the one-year period ending on the date of the Award;

  would exceed the Participant's Individual Limit under the Plan. The determination made under the foregoing provisions of this subsection shall be based on the shares subject to the Awards at the time of grant, regardless of when the Awards become exercisable. Subject to the provisions of subsection 1.5, a Participant's "Individual Limit" shall be 350,000 shares.

   3.5 Stock Awards. The Committee may, in its sole discretion, award Stock Awards under the Plan. A Stock Award under the Plan is a grant of shares of Stock to a Participant, the earning, vesting or distribution of which is subject to one or more conditions established by the Committee. Such conditions may relate to events (such as performance or continued employment) occurring before or after the date the Stock Award is granted, or the date the Stock is earned by, vested in or delivered to the Participant. If the vesting of Stock Awards is subject to conditions occurring after the date of grant, the period beginning on the date of grant of a Stock Award and ending on the vesting or forfeiture of such Stock (as applicable) is referred to as the "Restricted Period". Stock Awards may provide for delivery of the shares of Stock at the time of grant or may provide for a deferred delivery date. A Stock Award may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company and may, but need not, be in lieu of cash otherwise awardable under such program.

   3.6 Terms and Conditions of Stock Awards. Stock Awards granted to Participants under the Plan shall be subject to the following terms and conditions:

    (a) Beginning on the date of grant (or, if later, the date of distribution) of shares of Stock comprising a Stock Award, and including any applicable Restricted Period, the Participant as owner of such shares shall have the right to vote such shares.

    (b) Payment of dividends with respect to Stock Awards shall be subject to the following:

      (i) On and after the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, and the shares have been distributed to the Participant, the Participant shall have all Dividend Rights (and other rights) of a stockholder with respect to such shares.

      (ii) Prior to the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, Dividend Rights with respect to such shares shall accrue.

      (iii) On and after the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, but before the shares have been distributed to the Participant, the Participant shall be entitled to Dividend Rights with respect to such shares, at the time and in the form determined by the Committee.

      (iv) A "Dividend Right" with respect to shares comprising a Stock Award shall entitle the Participant, as of each dividend payment date, to an amount equal to the dividends payable with respect to a share of Stock multiplied by the number of such shares. Dividend Rights shall be settled in cash or in shares of Stock, as determined by the Committee, shall be payable at the time and in the form determined by the Committee and shall be subject to such other terms and conditions as the Committee may determine.

    (c) To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in Code section 162(m)(4)(C), it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary to satisfy such requirements including, without limitation:

      (i) The establishment of performance goals that must be satisfied prior to the payment or distribution of benefits under such Stock Awards. Such performance goals shall include any or all of the following: share price, market share, revenue, earnings per share, return on equity, return on assets, cash flow, return on investment, return on invested capital, net income, net income per share, operating earnings, and operating earnings per share. Each objective performance goal must be based upon or measured by criteria which would permit a third party having knowledge of the relevant facts to determine whether the objective performance goal was satisfied and to calculate the amount of the Stock Awards to be granted. The Committee shall have no discretion to adjust the goals for a Stock Award once they have been set. The Committee must certify in writing, that the goals have been met before any grants of Stock Awards may vest.

      (ii) Providing that no payment or distribution be made under such Awards unless the Committee certifies that the goals and the applicable terms of the Plan and agreement reflecting the Awards have been satisfied.

    (d) Subject to subsection 1.5, the maximum number of shares of Stock Awards that may be issued shall be 350,000.

    (e) Subject to subsection 1.5 for Stock Awards that are intended to be "Performance-Based Compensation" (as that term is used for purposes of Code section 162(m)), no more than 250,000 shares of Stock may be granted as Stock Awards to any one individual during any one calendar year period. If, after amounts have been earned with respect to Stock Awards, and the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

   3.7 Limitations on Exercise. No Award under this Section 3 may be exercised by any person prior to the date, if any, on which the Participant to whom the Award was granted completes two continuous years of employment with the Company after the grant thereof.

   3.8 Expiration of Awards to Employee. All rights with respect to an Award made under this Section 3 shall automatically terminate as of the Award's "Expiration Date". The "Expiration Date" with respect to an Award or any portion thereof, granted to a Participant under this Section 3 shall be the earliest of:

    (a) the date which is 10 years after the date on which the Award is granted;

    (b) the date established by the Committee at the time of the Award;

    (c) in the case of an Incentive Stock Option, the date which is three months after the date the Participant's employment is terminated by reason of his normal retirement (or early retirement with the Company's approval) under the provisions of any qualified retirement plan maintained by the Company or by reason of death, or the date which is twelve months after the date the Participant's employment is terminated by reason of his becoming Disabled (within the meaning of section 22(e)(3) of the Code), or the date on which the Participant's employment with the Company is terminated for any other reason; or

    (d) in the case of a Non-Qualified Stock Option, a Stock Appreciation Right or a Stock Award, the date on which the Participant's employment with the Company is terminated for any reason other than by reason of his becoming Disabled (within the meaning of section 22(e)(3) of the Code), his death or, his normal retirement (or early retirement with the Company's approval) under the provisions of any qualified retirement plan maintained by the Company.

                                   SECTION 4

                       Awards to Non-Employee Directors

   4.1 Non-Discretionary Awards. As of the date of the annual meeting of the Company's stockholders in each of calendar years 2002, 2004, 2006 and 2008, each Non-Employee Director serving as a Director of the Company on such date shall be awarded a Stock Option to purchase the number of shares of Stock determined by dividing the annual retainer fee payable to the Non-Employee Director for such calendar year by the Fair Market Value of a share of Stock as of such date. Stock Options granted under this Section 4 shall not constitute Incentive Stock Options.

   4.2 Option Price. The purchase price of each share of Stock under a Stock Option granted under this Section 4 shall be equal to the Fair Market Value of a share of Stock on the date on which the Stock Option is granted or, if greater, par value. The purchase price shall be paid, upon exercise, in cash (including check, bank draft or money order), in shares of Stock (valued at Fair Market Value as of the date of exercise), or in any combination of cash and Stock.

   4.3 Service Required for Exercise. Each Stock Option granted to a Participant under this Section 4 shall become exercisable upon the Participant's completion of two continuous years of service as a Non-Employee Director after the date of the grant thereof.

   4.4 Expiration of Non-Discretionary Awards. All rights with respect to an Award under this Section 4 shall automatically terminate on the earliest of:

    (a) the date which is 10 years after the date of the grant;

    (b) the date which is one year after the date on which the Participant's service to the Company as a Non-Employee Director terminates by reason of his Retirement (as defined below), death or his becoming Disabled; or

    (c) the date on which the Participant's service to the Company as a Non-Employee Director terminates for any reason other than as described in paragraph (b) next above.

   For purposes of this subsection 4.4, the term "Retirement" means (i) mandatory retirement pursuant to Board of Director policy; or (ii) termination of service with the Company at a time when the Participant would have been eligible for normal retirement or early retirement under the terms of the Stepan Company Retirement Plan for Salaried Employees, as then in effect, as if the Non-Employee Director were an employee of the Company.

                                   SECTION 5

                                 Miscellaneous

   5.1 Compliance With Applicable Laws and Withholding of
Taxes. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares solely for investment and not for the purpose or with the intention of distributing the shares. All Awards and payments under the Plan are subject to withholding of all applicable taxes, which withholding obligation shall be satisfied by the payment of cash or check payable to the Company, or through the surrender of shares of Stock which the Participant already owns or the withholding of shares of Stock to which a Participant is otherwise entitled under the Plan; provided, however, that, in the case of Awards under Section 3, satisfaction of withholding obligations by the surrender or withholding of shares of Stock shall be subject to the consent of the Committee. In the case of a Participant who is subject to sections 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations to any Stock Appreciation Right awarded such Participant, or to any election by the Participant to satisfy tax withholding obligations with respect to Awards under Section 3 through the withholding or surrender of shares of Stock as the Committee, in its sole discretion, deems necessary or desirable to comply with section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom. To the extent not inconsistent with the foregoing provisions of this subsection 5.1, the Plan and each agreement entered into pursuant hereto shall be construed and administered in accordance with the laws of the State of Illinois.

   5.2 Fair Market Value. Subject to the provisions of subsection 1.5, for all purposes of the Plan, the term "Fair Market Value" as applied to a share of Stock means, as of any date, the average of the opening price and the closing price of a share of Stock on such day as reported on the New York Stock Exchange-Composite Transactions, or if Stock is not traded on that day, on the next preceding day on which Stock was traded.

   5.3 Agreement With the Company. At the time any Award is made under the Plan, the Participant shall be required to enter into an agreement with the Company in a form specified by the Committee containing such terms and conditions, consistent with the Plan, as the Committee may, in its sole discretion, prescribe.

   5.4 Procedure for Exercise. Stock Options and Stock Appreciation Rights awarded under the Plan shall be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters. In the case of the exercise of a Stock Option, such notice shall specify the number of shares of Stock which the Participant elects to purchase and shall be accompanied by payment of the purchase price for such shares. In the case of the exercise of a Stock Appreciation Right, such notice shall designate the number of shares with respect to which the Participant elects to exercise such right.

   5.5 Nontransferability. Except as otherwise provided by the Committee, no Award under the Plan, and no interest therein, shall be transferable except by the Participant by will or by the laws of descent and distribution, or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order (as that term is defined in the Code). All Awards shall be exercisable during a Participant's lifetime only by the Participant. After a Participant's death, Awards shall be exercisable, to the extent exercisable by the Participant on the date of his death, by the executor or administrator of the Participant's estate or by the person or persons who shall have acquired the Award from the Participant by bequest or inheritance, subject to the terms of the Plan and the agreement between the Company and the Participant evidencing such Award.

   5.6 Employment and Stockholder Status. The Plan does not constitute a contract of employment or continued service and participation in the Plan will not give any employee or Participant the right to be retained in the employ of the Company or the right to continue as a director of the Company, or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Company prior to the issuance of Stock pursuant to the exercise thereof. If the redistribution of shares of Stock is restricted pursuant to subsection 5.1, certificates representing such shares may bear a legend referring to such restrictions.

   5.7 Term of the Plan. The Plan was adopted by the Board of Directors on March 3, 2000, subject to the approval of the stockholders of the Company as set forth in subsection 1.2. Any Awards granted under this Plan prior to receipt of such approval shall be subject to such approval being obtained and shall automatically terminate and be of no further force or effect if such approval is not obtained. No Awards shall be granted under the Plan after December 31, 2009 or, if earlier, the date on which the Plan is terminated pursuant to subsection 5.8.

   5.8 Amendment and Termination of the Plan. Subject to the following provisions of this subsection 5.8, the Board of Directors of the Company may at any time and in any manner amend, suspend or terminate the Plan; provided, however, that no such amendment, suspension or termination shall:

    (a) be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Stock is listed or quoted; or

    (b) alter or impair the rights of Participants with respect to Awards previously granted under the Plan without the consent of the holder thereof.

PROXY                                                                      PROXY
                                STEPAN COMPANY
             Annual Meeting of Stockholders to be held May 9, 2000
     This Proxy is solicited on behalf of the Company's Board of Directors

     I, the undersigned hereby appoint Jeffrey W. Bartlett and Walter J. Klein, or either of them (the "Proxies"), with full power of substitution, to represent and vote all shares that the undersigned is entitled to vote at the annual meeting of stockholders of STEPAN COMPANY on May 9, 2000, or at any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3, set forth below.

     1. Election of Directors, Nominees: Robert D. Cadieux and Paul H. Stepan.
     2. Approval of the adoption of the Stepan Company 2000 Stock Option Plan.
     3. Ratification of the appointment of Arthur Andersen LLP as independent auditors for the Company for 2000.

In their discretion the Proxies are authorized to vote on such other business as may properly come before the meeting.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,
                         USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

                              STEPAN COMPANY
[   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [x]  ]


 The Board of Directors recommends a vote "FOR" 1, 2 and 3.

1. Election of Directors -
   Nominees:
     01 Robert D. Cadieux and 02 Paul H. Stepan.

       For   Withhold  For All
       All     All     (Except withhold for nominee written below.)
       [_]     [_]       [_]

---------------------------------------

2. Approval of Stock Option Plan.

       For   Against   Abstain
       [_]     [_]       [_]

3. Ratification of independent auditors.

       For   Against   Abstain
       [_]     [_]       [_]

Dated:                              , 2000
      ------------------------------

Signature(s)
            -------------------------------------------------------------------

-------------------------------------------------------------------------------
Please date and sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                          .  FOLD AND DETACH HERE  .

              PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                             ADMISSION CARD REQUEST

                                 STEPAN COMPANY
                          ANNUAL STOCKHOLDERS' MEETING
                             22 West Frontage Road
                           Northfield, Illinois 60093
                            May 9, 2000 at 9:00 a.m.

  Admission to Stepan Company's Stockholders' Meeting will be by Admission Card only. Seating is limited and only one admission card will be issued for each stockholder account. To obtain an Admission Card, please complete and return this form in the enclosed envelope. A sequenced and numbered Admission Card will be mailed to you. Please allow at least two weeks for receipt of the Admission Card.
  Please complete the information below:
Beneficial Owner:                     Record Owner
Shares held by

                                      Name

------------------------------------  -----------------------------------------
                                      Street

------------------------------------  -----------------------------------------
                                      City/Town            State   Zip

------------------------------------  -----------------------------------------
Class of Stock: Common
            Preferred